U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (EARLIEST EVENT REPORTED): November 12, 2003



                               VIRBAC CORPORATION
                    (formerly Agri-Nutrition Group Limited)
         (Exact name of registrant as specified in its charter)


      Delaware                  0-24312                  43-1648680
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



                          3200 MEACHAM BOULEVARD
                         FORT WORTH, TEXAS 76137
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                              (817) 831-5030
                     (Registrant's telephone number,
                            including area code)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On September 18, 2003, Virbac Corporation filed a report on Form 8-K reporting that it had completed the acquisition of assets relating to the animal health products of King Pharmaceuticals, Inc. for a purchase price of $15.1 million in cash. In that report, the company indicated that it would file the financial statements of the business acquired and related pro forma financial statements not later than 60 days after the due date of that report. For reasons relating to the developments discussed in Item 5 and the press releases filed as exhibits to this report, the company is unable to file those financial statements at this time.


ITEM 5.   OTHER

         On November 12, 2003, the company announced that it would delay the release of its results for the quarter and nine months ended September 30, 2003, as well as the filing of its corresponding quarterly report on Form 10-Q with the Securities and Exchange Commission pending completion of an internal inquiry being conducted by the Audit Committee of the Company's Board of Directors. On November 24, 2003, the company announced that, based upon information developed to date in the inquiry , the Company expects to issue revised financial statements for the years ended December 31, 2001 and 2002 and for the quarters ended March 31 and June 30, 2003 and that its previously issued financial statements for these periods should no longer be relied upon. For additional information, see the press releases filed as exhibits to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit

99.1        Press release issued November 12, 2003

99.2        Press release issued November 24, 2003

                               SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VIRBAC CORPORATION



                                By:   /s/ JOSEPH A. ROUGRAFF
                                        Joseph A. Rougraff
                                     Chief Financial Officer

Date: November 25, 2003